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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NETEZZA CORPORATION

   (originally incorporated on August 18, 2000 under the name Intelligent Data
                                 Engines, Inc.)

     FIRST: The name of the Corporation is Netezza Corporation.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Certificate of Incorporation (the "Effective Time"), a one-for-two reverse stock split of the Corporation's common stock shall become effective, pursuant to which each two shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors of the Corporation.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 500,000,000 shares of Common Stock, $.001 par value per share ("Common Stock") and (ii) 82,911,225 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"), of which 17,280,000 shares shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 29,425,622 shares shall be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), 23,058,151 shares shall be designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock") and 8,147,452 shares shall be designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock").

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     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

Except as otherwise provided in the Corporation's Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors, subject to any preferential rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such


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resolutions, all to the full extent now or hereafter permitted by the General
Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

     The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

C.   SERIES A, SERIES B, SERIES C AND SERIES D PREFERRED STOCK.

     1. Dividends. The Corporation shall not declare, make or pay any dividends (other than dividends payable in Common Stock) or distributions (as defined below) on shares of Common Stock unless and until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like dividend or distribution on each outstanding share of Preferred Stock equal to the product of (i) the per share dividend or distribution to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is then convertible.

     For purposes of this Section 1 and Section 3, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase at a price equal to the original issue price of such shares or pursuant to the exercise of first refusal rights on transfers) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

     2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

          (a) Payment to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made, or any assets distributed, to the holders of Common Stock or any other class or series of stock or securities ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (such Common Stock and other stock or securities being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to (i) $.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares, in the case of the Series A Preferred Stock, (ii) $.8634 per share (subject to appropriate adjustment in the event of any stock dividend, stock


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split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares, in the case of the Series B Preferred Stock, (iii) $.86737 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares, in the case of the Series C Preferred Stock and (iv) $2.55 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares, in the case of the Series D Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall share ratably in any distribution of the assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) Payment of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares at the then applicable conversion rate); provided, however, that the aggregate amount which the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may receive under Subsections 2(a) and 2(b) shall not exceed $1.50 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) in the case of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and $5.00 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series D Preferred Stock) in the case of the Series D Preferred Stock. Notwithstanding the foregoing, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall, in the event of any such liquidation, dissolution or winding up of the Corporation, be entitled to receive the greater of (i) the amount such holder would be entitled to receive under Subsections 2(a) and 2(b) (after giving effect to the limitation in the proviso clause of the preceding sentence) or (ii) such amount per share as would have been payable had each share of each series of Preferred Stock that would receive a greater amount upon conversion into Common Stock than pursuant to clause (i) above


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converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the greater of such amounts being referred to as the "Series A Liquidation Amount", the "Series B Liquidation Amount", the "Series C Liquidation Amount" and the "Series D Liquidation Amount", respectively).

          (c) Deemed Liquidation Events.

               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 2 (a "Deemed Liquidation Event"):

                    (A) a merger or consolidation in which

                         (I)  the Corporation is a constituent party or

                         (II) a subsidiary of the Corporation is a constituent
                              party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except in either case any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 60% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

                    (B) the sale of all or substantially all the assets of the Corporation (except where such sale is to a wholly owned subsidiary of the Corporation); or

                    (C) the liquidation, dissolution or winding up of the Corporation.

               (ii) The Corporation shall not effect any transaction constituting a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(A) above unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above or (B) the holders of (I) 60% of the outstanding shares of Series A Preferred Stock, (II) 66 2/3% of the outstanding shares of Series B Preferred Stock, (III) 66 2/3% of the outstanding shares of Series C Preferred Stock and (IV) a majority of the outstanding shares of Series D Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Subsections 2(a) and 2(b) above.

               (iii) In the event of a Deemed Liquidation Event pursuant to Subsection 2(c)(i)(B) above, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 60 days after such Deemed Liquidation


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Event, then (A) the Corporation shall deliver a written notice to each holder of
Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Preferred Stock, and (B) if the holders of shares of Preferred Stock representing a majority of the votes represented by the then outstanding shares of Preferred Stock (including a majority of the votes represented by the outstanding shares of Series C Preferred Stock) so request in a written instrument delivered to the Corporation not later than 75 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the "Net Proceeds"), to redeem, on the 75th day after such Deemed Liquidation Event (the "Liquidation Redemption Date"), all outstanding shares of Preferred Stock at a price per share equal to the Series A Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount or the Series D Liquidation Amount, as the case may be. If the Net Proceeds are not sufficient to so redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion (based on the aggregate amounts that would have been payable on redemption of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively) of each holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock out of the Net Proceeds. The provisions of Subsections 6(b) through 6(e) below shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2(c)(iii). Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

               (iv) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

     3. Voting.

          (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law, by the provisions of Subsections 3(b), 3(c), 3(d) or 3(e) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.


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          (b) So long as at least 4,250,000 shares of Series A Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without the written consent or affirmative vote of the holders of at least 60% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, (i) authorize or designate any shares of capital stock of the Corporation with preference or priority over or on a parity with the Series A Preferred Stock (or increase the rights of any existing class or series of capital stock so as to give such class or series of capital stock preference or priority over or place it on a parity with the Series A Preferred Stock) with respect to dividend rights, liquidation preferences, redemption rights or anti-dilution protection, (ii) pay any dividend or distribution on any shares of capital stock that ranks junior to the Series A Preferred Stock with respect to the right to receive dividends or liquidation payments or (iii) amend, alter, repeal or waive any preference, special right or other power of the Series A Preferred Stock or any provision of the Certificate of Incorporation or the Corporation's By-laws relative to the Series A Preferred Stock, if such preference, right, power or provision specifically affects, covers or references the Series A Preferred Stock.

          (c) So long as at least 5,790,000 shares of Series B Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not, without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, (i) authorize or designate any shares of capital stock of the Corporation with preference or priority over or on a parity with the Series B Preferred Stock (or increase the rights of any existing class or series of capital stock so as to give such class or series of capital stock preference or priority over or place it on a parity with the Series B Preferred Stock) with respect to dividend rights, liquidation preferences, redemption rights or anti-dilution protection, (ii) pay any dividend or distribution on any shares of capital stock that ranks junior to the Series B Preferred Stock with respect to the right to receive dividends or liquidation payments or (iii) amend, alter, repeal or waive any preference, special right or other power of the Series B Preferred Stock or any provision of the Certificate of Incorporation or the Corporation's By-laws relative to the Series B Preferred Stock, if such preference, right, power or provision specifically affects, covers or references the Series B Preferred Stock.

          (d) So long as at least 4,537,000 shares of Series C Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not (whether by amendment, consolidation, merger, or otherwise), without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, (i) authorize or designate, or obligate itself to authorize or designate, any shares of capital stock of the Corporation with preference or priority over or on a parity with the Series C Preferred Stock (or increase the rights of any existing class or series of capital stock so as to give such class or series of capital stock preference or priority over or place it on a parity


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with the Series C Preferred Stock) with respect to dividend rights, liquidation preferences, redemption rights or anti-dilution protection, (ii) pay any dividend or distribution on any shares of capital stock that ranks junior to the Series C Preferred Stock with respect to the right to receive dividends or liquidation payments, or (iii) amend, alter, repeal or waive any preference, special right or other power of the Series C Preferred Stock or any provision of the Certificate of Incorporation or the Corporation's By-laws relative to the Series C Preferred Stock, if such preference, right, power or provision specifically affects, covers or references the Series C Preferred Stock.

          (e) So long as at least 1,176,000 shares of Series D Preferred Stock remain outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the Corporation shall not (whether by amendment, consolidation, merger, or otherwise), without the written consent or affirmative vote of the holders of at a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, (i) authorize or designate, or obligate itself to authorize or designate, any shares of capital stock of the Corporation with preference or priority over or on a parity with the Series D Preferred Stock (or increase the rights of any existing class or series of capital stock so as to give such class or series of capital stock preference or priority over or place it on a parity with the Series D Preferred Stock) with respect to dividend rights, liquidation preferences, redemption rights, anti-dilution protection, conversion rights or voting rights, (ii) pay any dividend or distribution on any shares of capital stock that ranks junior to the Series D Preferred Stock with respect to the right to receive dividends or liquidation payments or (iii) amend, alter, repeal or waive any preference, special right or other power of the Series D Preferred Stock or any provision of the Certificate of Incorporation or the Corporation's By-laws relative to the Series D Preferred Stock, if such preference, right, power or provision specifically affects, covers or references the Series D Preferred Stock.

          (f) Notwithstanding Sections 3(a)-(e) above, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock representing at least 51% of the votes represented by all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, consenting or voting (as the case may be) together as a single class:

               (i) make (or permit any corporation, a majority of the voting stock of which is owned or controlled by the Corporation to make) any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Corporation;

               (ii) make any loan or advance to any person, including, without limitation, any employee or director of the Corporation or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

               (iii) incur any indebtedness for borrowed money without prior written approval by the Board of Directors in excess of $50,000 in the aggregate:

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               (iv) guarantee directly or indirectly, any indebtedness or obligations except for trade accounts of any subsidiary arising in the ordinary course of business;

               (v) (A) merge with or into or consolidate with any other corporation, (B) sell, lease, or otherwise dispose of all or substantially all of its properties or assets, (C) enter into any agreement providing for, or otherwise authorize, the acquisition by any person or any group of persons (other than the Corporation, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Corporation or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Corporation's voting capital stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, fifty percent (50%) or more of the combined voting power of the voting capital stock of the Corporation other than as a result of an acquisition of securities directly from the Corporation, or solely as a result of an acquisition of securities by the Corporation which by reducing the number of shares of the voting capital stock outstanding increases the proportionate voting power represented by the voting capital stock owned by any such person to fifty percent (50%) or more of the combined voting power of such voting capital stock; or (D) effect a reclassification or recapitalization of the outstanding capital stock of the Corporation;

               (vi) voluntarily liquidate or dissolve;

               (vii) increase the number of shares of Common Stock issuable under the 2000 Stock Incentive Plan of the Corporation;

               (viii) increase or decrease the number of shares of Common Stock or Preferred Stock authorized under the Corporation's Certificate of Incorporation, as may be amended from time to time;

               (ix) redeem or repurchase any shares of Common Stock (other than pursuant to contractual rights of repurchase at cost upon employee or consultant service terminations or pursuant to Section 6 hereof);

               (x) pay or declare any dividend on any shares of Common Stock;

               (xi) permit any subsidiary of the Corporation to do any of the foregoing; or

               (xii) take any other action, including without limitation by way of merger, business combination, recapitalization, reincorporation or other corporate transaction or series of related transactions, the consummation of which would have substantially the same effect of any of the foregoing.

     4. Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert.

               (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.50 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" is, immediately following the Effective Time, $1.00. Such Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (ii) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.8634 by the Series B Conversion Price (as defined below) in effect at the time of conversion. The "Series B Conversion Price" is, immediately following the Effective Time, $1.7268. Such Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (iii) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $.86737 by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "Series C Conversion Price" is, immediately following the Effective Time, $1.73474. Such Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (iv) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.55 by the Series D Conversion Price (as defined below) in effect at the time of conversion. The "Series D Conversion Price" is, immediately following the Effective Time, $5.10. Such Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

               (v) In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Stock. In the event of redemption or liquidation, the Corporation shall provide to each holder of shares of Preferred Stock at least 15 days prior to the termination of the Conversion Right, notice of such redemption or event of liquidation which notice shall set forth the full amounts that will be distributable on such liquidation or redemption, as the case may be.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be.

          (c) Mechanics of Conversion.

               (i) In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates, provided, however that in the event of an mandatory conversion pursuant to
Section 5 below, the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date, provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock until immediately prior to the closing of the sale of such securities. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share, plus any declared or accumulated, but unpaid dividend on the converted Preferred Stock.

               (ii) The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, respectively, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

               (iii) Upon any such conversion, no adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

               (iv) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

               (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Adjustments to Conversion Prices for Diluting Issues:

               (i) Special Definitions. For purposes of this Section 4, the following definitions shall apply:

                    (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                    (B) "Series A Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

                    (C) "Series B Original Issue Date" shall mean the date on which a share of Series B Preferred Stock was first issued.

                    (D) "Series C Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

                    (E) "Series D Original Issue Date" shall mean the date on which a share of Series D Preferred Stock was first issued.

                    (F) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                    (G) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation, other than:

                         (I) shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Series D Original Issue Date;

                         (II) shares of Common Stock or Preferred Stock issued
                              or issuable as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, provided the number of shares issued pursuant to such dividend or distribution on each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (after giving effect to the conversion of all such shares into Common Stock) is the same;

                         (III) shares of Common Stock issued or issuable by
                              reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

                         (IV) up to 31,442,917 shares of Common Stock (or
                              Options with respect thereto), or such
                              greater number as may be approved by the Board of Directors of the Corporation and by the holders of shares of Preferred Stock representing two-thirds of the votes represented by all outstanding shares of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan or arrangement);

                         (V) shares of Common Stock or Convertible Securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity pursuant to a transaction approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries; provided that the Corporation and its stockholders own not less than a majority of the voting power of the surviving or successor entity; or

                         (VI) shares of Common Stock, Options or Convertible
                              Securities issued or granted in connection with any present or future borrowing, loan, line of credit, equipment or real estate leasing or similar financing arrangement that is approved by the Board of Directors of the Corporation and by a majority of the members of the Board of

                              Directors who are not employees of the Corporation or any of its subsidiaries.

provided that the aggregate number of shares of Common Stock issued (or subject to Options or Convertible Securities issued) pursuant to clauses (V) and (VI) of this Subsection 4(d)(i)(G) shall not exceed 10% of the issued and outstanding shares of Common Stock of the Corporation (after giving effect to the conversion of all outstanding Preferred Stock and the exercise of all outstanding Options).

               (ii) No Adjustment of Conversion Price.

                    (A) No adjustment in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 60% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock. Subsection 4(d)(ii)(A)(b) may only be amended upon the affirmative vote of the holders of 60% of the Series A Preferred Stock then outstanding.

                    (B) No adjustment in the Series B Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series B Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock. Subsection 4(d)(ii)(B)(b) may only be amended upon the affirmative vote of the holders of 66 2/3% of the Series B Preferred Stock then outstanding.

                    (C) No adjustment in the Series C Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series C Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock. Subsection 4(d)(ii)(C)(b) may only be amended upon the affirmative vote of the holders of at least 66 2/3% of the Series C Preferred Stock then outstanding.

                    (D) No adjustment in the Series D Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series D Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock. Subsection 4(d)(ii)(D)(b) may only be amended upon the affirmative vote of the holders of a majority of the Series D Preferred Stock then outstanding.

               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                    (A) If the Corporation at any time or from time to time shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(G) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, on the original adjustment date, or (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(G) above), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date, Series B Original Issue Date, Series C Original Issue Date or Series D Original Issue Date, as applicable), are revised after the Series A Original Issue Date, Series B Original Issue Date, Series C Original Issue Date or Series D Original Issue Date, as applicable (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms), to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                    (D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have obtained had such Option or Convertible Security never been issued.

                    (E) No adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities, provided an appropriate adjustment has been made upon the issuance of such Options or Convertible Securities, to the extent required.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                    (A) In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding.

                    (B) In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding.

                    (C) In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series C Conversion Price in effect immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding.

                    (D) In the event the Corporation shall at any time after the Effective Time issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series D Conversion Price in effect immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding.

               (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property: Such consideration shall:

                         (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                         (II) insofar as it consists of property other than
                              cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (III) in the event Additional Shares of Common Stock
                              are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                         (x) the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (y) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

          (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Time effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Effective Time combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, had been converted into Common Stock on the date of such event or
(ii) a dividend or other distribution of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had such Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of such Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, simultaneously receive a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities as they would have received if all outstanding shares of such Preferred Stock had been converted into Common Stock on the date of such event.

          (h) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the respective Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

          (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series

B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price then in effect, (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, and (iii) any and all adjustments made to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, since the Series A Original Issue Date, Series B Original Issue Date, Series C Original Issue Date or Series D Original Issue Date.

          (k) Notice of Record Date. In the event:

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than dividends payable solely in Common Stock), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed prior to the record date or effective date for the event specified in such notice.

     5. Mandatory Conversion.

          (a) Upon (x) the closing of the sale of shares of Common Stock, at a price to the public of at least $7.00 per share following the Effective Time (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40 million of proceeds, net of underwriting discounts and commissions, or (y) the written consent of the holders of at least 60% of the then outstanding shares of Series A Preferred Stock and 66 2/3% of the then outstanding shares of Series B Preferred Stock, 66 2/3% of the then outstanding shares of Series C Preferred Stock and a majority of the then outstanding shares of Series D Preferred Stock (the date of such closing or written consent being referred to as the "Mandatory Conversion Date"), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, and all provisions included under the caption "Series A, Series B, Series C and Series D Preferred Stock", and all references to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in this Certificate of Incorporation, shall be deleted and shall be of no further force or effect.

          (b) All holders of record of shares of Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this
Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Preferred Stock at such holder's address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in

Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

     6. Redemption.

          (a) Mandatory Redemption; Three Installments. Shares of Preferred Stock shall be redeemed by the Corporation, at a price equal to (i) the greater of (A) the sum of $.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) plus an accumulating dividend accruing at a rate of $.04 per year (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) until paid in full, plus any declared but unpaid dividends thereon or (B) the Fair Market Value on the date of the redemption request (the "Series A Redemption Price"), in the case of the Series A Preferred Stock, (ii) the greater of (A) the sum of $.8634 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) plus an accumulating dividend accruing at a rate of $.0691 per year (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) until paid in full, plus any declared but unpaid dividends thereon, or (B) the Fair Market Value on the date of the redemption request (the "Series B Redemption Price"), in the case of the Series B Preferred Stock, (iii) the greater of (A) the sum of $.86737 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) plus an accumulating dividend accruing at a rate of $.0694 per year (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) until paid in full, plus any declared but unpaid dividends thereon, or
(B) the Fair Market Value on the date of the redemption request (the "Series C Redemption Price"), in the case of the Series C Preferred Stock, and (iv) the greater of (A) the sum of $2.55 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) plus an accumulating dividend accruing at a rate of $.204 per year (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) until paid in full, plus any declared but unpaid dividends thereon, or (B) the Fair Market Value on the date of the redemption request (the "Series D Redemption Price"), in the case of the Series D Preferred Stock in three annual installments commencing 60 days after receipt by the Corporation at any time on or after December 22, 2009, from the holders of Preferred Stock of written notice requesting redemption of shares of Preferred Stock then held by such requesting holders representing a majority of the votes represented by all the then outstanding shares of Preferred Stock (the date of each such installment being referred to as a "Redemption Date"). On each Redemption Date, the Corporation shall redeem that number of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock determined by dividing (i) the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, requested to be redeemed by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If the Corporation does not have sufficient funds legally available to redeem the Preferred Stock on any Redemption Date, the Corporation shall redeem a pro rata portion (based on the aggregate amounts that would have been payable on redemption of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively, to be redeemed) of each holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. For purposes of this Section 6, the "Fair Market Value" shall mean an amount equal to the fair market value of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be (giving effect to the value of the rights and preferences of such shares as herein provided), determined as follows: the Board of Directors shall endeavor in good faith to agree unanimously to the fair market value of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be. If they are unable to do so within 30 days after the date of the redemption request, an investment banking firm chosen by a majority in interest of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, and an investment banking firm chosen by the Corporation shall each calculate such value. In the event the difference between such valuations is less than 20% of the higher valuation, then the Fair Market Value shall be deemed to be the average of such two valuations. In the event that the difference between such valuations is greater than 20% of the higher valuation, the two investment banking firms shall designate a third investment banking firm which shall select from the two valuations the valuation that such third firm determines to be closer to its own valuation, and the valuation so selected shall be considered the Fair Market Value. In all events, the fees and expenses of any such investment banking firms shall be paid by the Corporation.

          (b) Redemption Notice. Written notice of the redemption (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of Preferred Stock, at its address last shown on the records of the Corporation, not less than 30 days prior to each Redemption Date. Each Redemption Notice shall state:

                         (I) the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

                         (II) the Redemption Date and the Series A Redemption
                              Price, Series B Redemption Price, Series C
                              Redemption Price and Series D Redemption Price;

                         (III) the date upon which the holder's right to convert
                              such shares terminates (which date shall be five full days before the Redemption Date); and

                         (IV) that the holder is to surrender to the
                              Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed.

Any holder of record of Preferred Stock that did not join in the redemption request pursuant to Section 6(a) shall have 15 days from the date the Redemption Notice, properly addressed, is mailed to provide the Corporation with written notice of his, her or its intention to participate in the redemption with respect to any or all shares of Preferred Stock then held by such participating holder; provided, however, no redemption shall take place with respect to shares not elected to be redeemed by the holder of record.

               (c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall be issued forthwith.

               (d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates therefor.

               (e) Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred.

Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock.

               (f) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any shares of Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of such series of Preferred Stock on the basis of the number of shares of Preferred Stock owned by each such holder.

     7. Waiver. Any waiver affecting the rights of the holders of Series A Preferred Stock (but not Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) set forth herein may be effected by the affirmative consent or vote of the holders of more than 60% of the shares of Series A Preferred Stock then outstanding. Any waiver affecting the rights of the holders of Series B Preferred Stock (but not Series A Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) set forth herein may be effected by the affirmative consent or vote of the holders of more than 66 2/3% of the shares of Series B Preferred Stock then outstanding. Any waiver affecting the rights of the holders of Series C Preferred Stock (but not Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock) set forth herein may be effected by the affirmative consent or vote of the holders of more than 66 2/3% of the shares of Series C Preferred Stock then outstanding. Any waiver affecting the rights of the holders of Series D Preferred Stock (but not Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) set forth herein may be effected by the affirmative consent or vote of the holders of a majority of the shares of Series D Preferred Stock then outstanding. Subject to the voting rights set forth in Sections 3(b)-(e), any waiver affecting the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock set forth herein may be effected by the affirmative consent or vote of the holders of shares representing more than 66 2/3% of the voting power of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, consenting or voting (as the case may be) together as a single class, provided such waiver does not specifically cover or reference a particular series of Preferred Stock.

     FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the By-laws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

     SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

     EIGHTH: The Corporation shall provide indemnification as follows:

     1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

     3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

     4. Notification and Defense of Claim. As a condition precedent to an Indemnitee's right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section
4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

     5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article EIGHTH, any expenses (including attorneys' fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

     6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of Indemnitee, unless (i) the Corporation has assumed the defense pursuant to
Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 60-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.


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

     7. Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses (including attorneys' fees) reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation. Notwithstanding the foregoing, in any suit brought by Indemnitee to enforce a right to indemnification hereunder it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.

     8. Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

     9. Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     10. Other Rights. The indemnification and advancement of expenses provided by this EIGHTH Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation


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

or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

     11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

     12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     13. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ArticleEIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

     NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

     1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

     3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board


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

of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III.

     4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, that each director initially assigned to Class I shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2008; each director initially assigned to Class II shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2009; and each director initially assigned to Class III shall serve for a term expiring at the Corporation's annual meeting of stockholders held in 2010; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

     5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

     7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors.

     8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.

     9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

     10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least


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

seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

     TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

     ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its duly authorized officer this 25th day of June, 2007.

                                        NETEZZA CORPORATION


                                        By:  /s/ Jitendra Saxena
                                            ------------------------------------
                                        Name: Jitendra Saxena
                                        Title: Chief Executive Officer


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